Exhibit 17

JAB Coffee & Beverages B.V.

Piet Heinkade 55

Amsterdam, 1019 GM

The Netherlands

November 11, 2022

JCP Coffee & Beverages Holdings B.V.

c/o JAB Consumer Partners SCA SICAR

4, rue Jean Monnet

L-2180 Luxembourg

Ladies and Gentlemen:

1.	This Agreement (this “Agreement”) is made by and between JCP Coffee & Beverages Holdings B.V. (“Investor”) and JAB Coffee & Beverages B.V. (“C&B”; or together with Investor, the “Parties”).

2.	It is the desire of the Parties that 30,465,170 shares (the “Redemption Consideration”) of common stock, par value $0.01 per share (“KDP Shares”), of Keurig Dr Pepper Inc. (“KDP”) held by JAB BevCo B.V., an indirect subsidiary of C&B, be distributed to Investor through the series of redemptions set forth on Exhibit A hereto.

Representations and Warranties

3.	Each of the Parties hereto represents and warrants to the others, solely as to itself and severally but not jointly, that:

a.	Such Party has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Such Party has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization and execution of this Agreement by the other Parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its, terms except that such enforcement may be subject to applicable bankruptcy, insolvency or other laws now or hereafter in effect affecting creditors’ rights generally.

b.	The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to such Party, or conflict with or result in any breach or default under (with or without notice or lapse of time, or both), any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which such Party is a party or by which such Party may be bound or affected.

4.	C&B hereby represents and warrants to Investor that upon consummation of the transactions described herein, it will have good and marketable title to the Redemption Consideration, free and clear of all encumbrances including, without limitation, all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, licenses, security agreements or other agreements, arrangements, commitments, contracts, obligations, charges or any other encumbrances of any kind or character (collectively, “Encumbrances”), except for any such restrictions pursuant to applicable securities laws.

5.	Investor hereby represents and warrants to C&B that it has good and marketable title to the capital stock of C&B to be redeemed in exchange for the Redemption Consideration, free and clear of all Encumbrances, except for any such restrictions pursuant to applicable securities laws.

Redemption Transactions

6.	The Parties hereby agree to effect, and to cause their subsidiaries to effect, as applicable, the redemption transactions set forth on Exhibit A hereto as soon as reasonably practicable.

Miscellaneous

7.	Registration Rights. Upon the written request of Investor, C&B shall use its reasonable best efforts to cause KDP to enter into an agreement with Investor that shall provide Investor with the right to require KDP to register the resale of the Redemption Consideration, upon terms and subject to conditions substantially identical to the rights provided in Section 3 of that certain investor rights agreement, dated as of July 9, 2018 (the “IRA”), by and among KDP, BevCo and Mondelēz International Holdings LLC, subject to indemnification and procedural obligations substantially identical to those set forth in the IRA, and customary blackout period restrictions that apply to KDP insiders generally. Investor shall not request that such agreement provide for any terms or conditions that, if given effect, would give rise to a breach by KDP of Section 6 of the IRA. For the avoidance of doubt, such agreement shall provide Investor with shelf registration rights only and shall not provide the demand registration, piggyback registration, underwritten offering rights, information, or governance rights provided in the IRA.

8.	Removal of Restrictive Legends. C&B shall use its reasonable best efforts to cause KDP to remove any restrictive legends attached to the Redemption Consideration held by Investor or any successor permitted hereby that is an affiliate of Investor, no later than two business days from receipt of a written request from Investor if (i) such shares have been or will be transferred in compliance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), (ii) solely for purposes of transferring to and holding in a portfolio margin account, such shares are eligible to be transferred in compliance with Rule 144 under the Securities Act; provided that in the case of this clause (ii), Investor has received written confirmation from the financial institution at which the relevant margin account shall be held that upon foreclosure no transfer of such shares shall be made other than in compliance with U.S. securities laws, (iii) such shares are eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act without the requirement for KDP to be in compliance with the current public information required under Rule 144(c)(1) under the Securities Act as to such Shares and without volume or manner-of-sale restrictions or (iv) such shares have been or will be transferred in accordance with the plan of distribution in any registration statement or prospectus supplement that registers such shares for resale under the Securities Act.

9.	Further Assurances. Each Party further agrees to promptly execute and deliver any additional documents and take such further actions as may be necessary or desirable to carry out all of the foregoing aspects of this Agreement.

10.	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party.

11.	Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Netherlands, without giving effect to any principles of conflicts of law thereof that could mandate the application of the Laws of another jurisdiction.

12.	Counterparts. This Agreement may be executed and delivered by facsimile or electronic PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.	Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

14.	Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. No modification, amendment or waiver of any provision of this Agreement, and no giving of any consent provided for hereunder, shall be effective unless such modification, amendment, waiver or consent is set forth in an instrument in writing signed on behalf of the Parties.

15.	Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

16.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

17.	Arbitration. ALL DISPUTES ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE FINALLY SETTLED IN ACCORDANCE WITH THE ARBITRATION RULES OF THE NETHERLANDS ARBITRATION INSTITUTE, INCLUDING THE POSSIBILITY OF ARBITRAL SUMMARY PROCEEDINGS (ARBITRAAL KORT GEDING). THE PLACE OF ARBITRATION SHALL BE AMSTERDAM. THE ARBITRAL TRIBUNAL SHALL BE COMPOSED OF THREE ARBITRATORS AND SHALL DECIDE IN ACCORDANCE WITH THE RULES OF DUTCH LAW. THE ARBITRAL PROCEDURE SHALL BE CONDUCTED IN ENGLISH.

[Signature Pages Follow]

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us a countersigned copy of this Agreement, which shall thereupon constitute a binding agreement as of the date first written above.

JAB coffee & beverages B.V.

By:	/s/ Ricardo Rittes
Name:	Ricardo Rittes
Title:	Managing Director

By:	/s/ Luuk Hoogeveen
Name:	Luuk Hoogeveen
Title:	Managing Director

[Signature Page to Redemption Agreement]

ACKNOWLEDGED AND AGREED:

jcp coffee & beverages Holdings b.v.:

By:	/s/ Frank Engelen
Name:	Frank Engelen
Title:	Managing Director

By:	/s/ Xavier Croquez
Name:	Xavier Croquez
Title:	Managing Director

[Signature Page to Redemption Agreement]